EXHIBIT 23.2

CONSENT OF REGISTERED INDEPENDENT PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 333-143652, 333-61876, 333-153228 and 333-160100) pertaining to the 2000 Long-Term Incentive Plan, the 2006 Equity Incentive Plan, and certain warrants of RadNet Inc., of our report dated March 31, 2010 with respect to the combined financial statements of certain RadNet, Inc. affiliates including Franklin Imaging Joint Venture, Carroll County Radiology, LLC and MRI at St. Joseph Medical Center, LLC, included in this Annual Report (Form 10-K/A) for the year ended December 31, 2009.

                                                                                                                                       /s/ Ernst & Young LLP

Los Angeles, California
March 31, 2010